Exhibit 10.1

EMPLOYMENT AGREEMENT

This Employment Agreement (“Agreement”) is entered into by and between John Wyatt (“Mr. Wyatt”), and Stanley Black & Decker, Inc. (“SBD”) on this 9th day of October, 2023 (the “Effective Date”).

WHEREAS, SBD currently employs Mr. Wyatt as its Senior Vice President, Strategy and Integration;

WHEREAS, effective January 1, 2024, SBD is eliminating Mr. Wyatt’s position of Senior Vice President, Strategy and Integration; and

WHEREAS, commencing January 1, 2024, Mr. Wyatt will assume a new position as Senior Advisor for a one-year term (unless terminated earlier as set forth in Paragraph 5 below).

NOW, THEREFORE, in consideration for the mutual promises contained in this Agreement and for other good and valuable consideration, the adequacy and receipt of which each party expressly acknowledges, Mr. Wyatt and SBD agree as follows:

1. Employment. From the Effective Date through December 31, 2023 (unless terminated earlier as set forth in Paragraph 5 below), Mr. Wyatt will be employed by SBD in his current role of Senior Vice President, Strategy and Integration, with those duties and responsibilities commensurate with such position. Effective January 1, 2024 through December 31, 2024, unless terminated earlier as set forth in Paragraph 5 below) (“Last Day Worked”), Mr. Wyatt be employed by SBD in the position of Senior Advisor, reporting to SBD’s President and Chief Executive Officer (“CEO”). As Senior Advisor, Mr. Wyatt’s job duties and responsibilities will be to provide advice and consultation regarding SBD’s business and products as requested by the CEO. Mr. Wyatt will not be required to work from SBD’s facilities, but must make himself available to the CEO as requested.

2. Salary and Benefits. Mr. Wyatt will continue to receive his current base salary, less customary payroll deductions, from the Effective Date through December 31, 2023. During his employment as Senior Advisor, SBD will pay Mr. Wyatt a monthly salary of $56,875.00, less customary payroll deductions, paid on SBD’s regular paydays. In addition, during his employment as Senior Advisor, SBD will maintain Mr. Wyatt’s current SBD-provided medical, dental, vision, Basic and Executive Life, and accidental death and dismemberment (“AD&D”) insurance coverages, provided that Mr. Wyatt continues to pay his portion of the required premiums. Mr. Wyatt will continue to be eligible for retirement benefits solely under the Retirement Account Plan through the Last Day Worked, subject to any amendments that are made to such plan. Mr. Wyatt will remain eligible to participate in the Employee Stock Purchase Plan through the Last Day Worked, and may continue to sell stock through the Plan’s transfer agent after the Last Day Worked. Effective January 1, 2024, Mr. Wyatt will no longer accrue, or be eligible for, any SBD paid time off benefit or payment in lieu thereof. Effective January 1, 2024, Mr. Wyatt will no longer be eligible for SBD-provided disability insurance coverage nor actively participate in the Supplemental Retirement Account Plan, nor receive the financial planning, executive medical exam and company product perquisites.

3. Management Incentive Compensation Plan, Employee Stock Purchase Plan, Long-Term Incentive Plan, Stock Options, Restricted Share Units, and Performance Share Units. Mr. Wyatt’s eligibility for new grants or awards under the SBD 2023 Management Incentive Compensation Plan (“MICP”) and Long-Term Incentive Plan (“LTIP”) will end effective December 31, 2023. Although Mr. Wyatt will receive any payment due him under the SBD 2023 MICP, he will not be eligible to participate in the SBD 2024 MICP. Mr. Wyatt remains eligible to receive compensation, if any, under the LTIP only through the 2023-2025 cycle. Mr. Wyatt will not be eligible to receive any additional Stock Options, Restricted Share Units (“RSUs”), or Performance Share Units after December 31, 2023. Mr. Wyatt may exercise any Stock Options, RSUs, or Performance Share Units previously awarded to him that vest in accordance with the individual grant award terms.

4. Business and Relocation Expenses. SBD shall reimburse Mr. Wyatt for any reasonable reimbursable business expenses under SBD’s expense policy that Mr. Wyatt incurs through December 31, 2024. In addition, SBD will reimburse Mr. Wyatt for reasonable relocation expenses to return to the United Kingdom consistent with the SBD Global Mobility Policy using the approved SBD relocation vendor, provided that such relocation is completed by January 31, 2025.

5. Employment Termination. Mr. Wyatt’s termination from employment at SBD (“Termination Date”) will be effective as of the end of the day on December 31, 2024, unless terminated earlier by virtue of Mr. Wyatt’s voluntary resignation or involuntary termination for “Just Cause” as defined in Exhibit 1 of Mr. Wyatt’s December 22, 2014 Offer Letter (“Offer Letter”). All of Mr. Wyatt’s SBD-provided employment benefits will end as of the Termination Date, if not earlier as described in paragraphs 2 and 3, in accordance with the respective plan terms, unless Mr. Wyatt elects to continue his SBD-provided group medical, dental, and vision insurance at his own expense through COBRA, or continue or convert his SBD-provided Life and/or Long Term Disability Insurance Benefits at his own expense in accordance with the terms of those plans. For the avoidance of doubt, Mr. Wyatt shall not be eligible for, or be entitled to, any severance payment from SBD or any SBD affiliate including, but not limited to, under SBD’s Executive Separation Pay Policy (Levels 1-5) or under the Offer Letter. Mr. Wyatt expressly waives any and all claims to severance.

6. Preconditions to Payment. Mr. Wyatt expressly acknowledges and agrees that any and all payments and benefits set forth in Paragraphs 2 through 4 above are expressly contingent upon Mr. Wyatt (i) fully complying with the terms of this Agreement, (ii) signing, dating, and returning this Agreement to SBD’s Senior Vice President, Chief Human Resources Officer on or before October 9, 2023, (iii) signing, dating, and returning the Reaffirmation of Release set forth in Appendix A to SBD’s Senior Vice President, Chief Human Resources Officer no earlier than January 1, 2024 and no later than January 31, 2024, and (vi) not revoking his signature on this Agreement as set forth in Paragraph 18 below or his signature on Appendix A as set forth therein.

7. Total Payments and Benefits. The payments and benefits described in this Agreement constitute the entirety of the monies and benefits that SBD or any SBD affiliate shall be required to pay or provide to Mr. Wyatt. Mr. Wyatt hereby expressly waives any right to any payment or benefit not described in this Agreement based upon his status as an employee, former employee, or any other relationship to SBD including, but not limited to, any accrued but unused vacation, bonus, stock award, severance, or any other payment or benefit. Mr. Wyatt acknowledges and agrees that the payments and benefits set forth in Paragraphs 2 -4 above include any such payments or benefits to which he otherwise may have been entitled.

8. Resignation of Officer and Director Positions. Mr. Wyatt agrees that he has resigned all SBD and its affiliates’ director and officer positions effective as of December 31, 2023. Mr. Wyatt agrees to sign any documents required by SBD consistent with such resignations.

9. Ongoing Obligations Under, and Amendment of, Stanley Black & Decker Employee Restrictive Covenant Agreement. Mr. Wyatt represents and warrants that he has not violated and is in full compliance with the Stanley Black & Decker Employee Restrictive Covenant Agreement that he signed on or about January 7, 2015 (“Restrictive Covenant Agreement”). Mr. Wyatt agrees to continue to abide by his continuing obligations under the Restrictive Covenant Agreement including, but not limited to, Sections 3.1 (Non-Disclosure of Confidential Information), 3.2 (Non-Solicitation of Employees and Agents), 3.3 (Non-Solicitation of Customers and Prospective Customers), 3.4 (Non-Competition), and 3.5 (Return of SBD Property and Confidential Information). In addition, the parties agree to amend Section 3.1 of the Restrictive Covenant Agreement by adding the following paragraph at the end of Section 3.1:

Notwithstanding the above, nothing in this Section 3.1 precludes disclosure of Confidential Information to a governmental regulatory agency, such as the U.S. Securities and Exchange Commission or the Equal Employment Opportunity Commission, without prior notice to SBD, provided that Employee informs the agency that SBD deems such disclosed information to be confidential and appropriately marks it as such. In addition, Employee is advised that under the Federal Defend Trade Secrets Act of 2016, an individual may not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding if the individual files any document containing the trade secret under seal and does not disclose the trade secret except pursuant to court order. Nothing herein is intended, or should be construed, to affect the immunities created by the Federal Defend Trade Secrets Act of 2016.

10. Intellectual and Other Property. Any and all inventions, improvements, discoveries, designs, ideas, formulas, business, marketing, or pricing models and strategies, technology, management, administration, and financial systems, processes, and computer software relating to SBD’s or its affiliates’ businesses (whether or not patentable), discovered, developed, or learned by Mr. Wyatt in whole or in part during his employment with SBD (“Intellectual Property”) are the sole and absolute property of SBD and are “works made for hire” as that term is defined in the copyright laws of the United States and under similar laws of other countries. Mr. Wyatt (i) acknowledges and agrees that SBD is the sole and absolute owner of all patents, copyrights, trademarks, moral, and other property rights to the Intellectual Property, (ii) expressly disclaims any and all ownership rights to the Intellectual Property, and (iii) agrees to fully assist SBD to obtain the patents, copyrights, trademarks, moral, or other property rights to all Intellectual Property. Mr. Wyatt has been notified by SBD and understands that the foregoing provisions of this Paragraph do not apply to an invention for which no equipment, supplies, facilities, confidential, proprietary, or trade secret information of SBD or its affiliates was used and which was developed entirely on Mr. Wyatt’s own time, unless the invention (a) relates to the business of SBD or its affiliates or to their actual or demonstrably anticipated research and development, or (b) results from any work performed by Mr. Wyatt for SBD or its affiliates.

11. Nondisparagement. Mr. Wyatt agrees not to engage in any conduct, or make any statement, that may disparage, defame, or otherwise diminish the reputation of SBD, its affiliates, or their respective directors, officers, employees, or products. Notwithstanding the above, nothing in this Paragraph precludes Mr. Wyatt from making truthful statements to any governmental regulatory agency or from testifying in any legal proceeding.

12. General Release. Mr. Wyatt, and any person or entity claiming through him, agree to fully, finally, and forever release and discharge SBD and each and all of its predecessors, successors, assigns, and affiliates, and each of the foregoing’s respective past, present, and future owners, directors, officers, employees, agents, attorneys, and representatives (the “Released Parties”), from any and all claims, causes of action, and demands of any nature whatsoever in law or in equity, both known or unknown, asserted or unasserted, foreseen or unforeseen, which Mr. Wyatt ever had or may presently have against any of the Released Parties arising from the beginning of time up to and including the date that Mr. Wyatt signs this Agreement including, but not limited to, any and all claims related in any way to Mr. Wyatt’s employment or cessation of employment with SBD. The released claims include, but are not limited to, all claims that could have been asserted by Mr. Wyatt or on his behalf against any of the Released Parties in any federal, state, local or foreign court, commission, department, or agency, or under any common law theory or under any employment, contract, tort, federal, state, or local law, regulation, ordinance, or executive order including under the following laws as amended from time to time: Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Civil Rights Act of 1866, the Americans with Disabilities Act, the Age Discrimination in Employment Act, the Older Workers’ Benefit Protection Act, the Employee Retirement Income Security Act, the Family and Medical Leave Act, the Fair Labor Standards Act, the Connecticut Fair Employment Practices Act, the Maryland Fair Employment Practices Act, and the Code of Baltimore County, Maryland antidiscrimination law. Mr. Wyatt represents and warrants that he has not assigned any claim or potential claim, or filed or initiated any legal proceeding against, any of the Released Parties and that no such legal proceeding has been filed or initiated on his behalf. Notwithstanding the above, this General Release does not apply to any claim that cannot be waived under applicable law, including any whistleblower claim under the jurisdiction of the U.S. Securities and Exchange Commission.

13. Waiver. SBD’s waiver of a breach by Mr. Wyatt of any provision of this Agreement or decision not to enforce any such provision with respect to him shall not operate or be construed as a waiver of any subsequent breach by Mr. Wyatt of any such provision or of any other provision, or of SBD’s right to enforce any such provision or any other provision with respect to Mr. Wyatt in the future. No act or omission of SBD shall constitute a waiver of its rights hereunder except for a written waiver signed by the SBD’s President.

14. Cooperation. During his employment as Senior Advisor as well as after the Termination Date, Mr. Wyatt agrees to make himself reasonably available to provide assistance to SBD or its affiliates with respect to any regulatory, compliance, or other legal issues that arose during or involved the period in which SBD employed Mr. Wyatt. Such assistance and cooperation, where reasonably requested, shall include timely, comprehensive, and truthful disclosure of all relevant facts known to Employee, including through in-person interview(s) with SBD or its representatives, including its internal Legal Department or outside counsel, and including acting as a witness, subject to any constitutional, statutory, or other legal privileges, rights, or immunities SBD may possess. In connection with such cooperation, SBD will pay Mr. Wyatt’s reasonable expenses (including any travel expenses).

15. Mandatory Mediation and WAIVER OF JURY TRIAL. Mr. Wyatt agrees that all disputes and claims of any nature that he may have against SBD (including under this Agreement) will be submitted exclusively first to mandatory mediation in New Britain, Connecticut, or at another mutually agreed-upon location, to JAMS or to such other organization or individual as the parties may mutually agree. All information regarding the dispute or claim or mediation proceeding, including any mediation settlement, shall not be disclosed by Mr. Wyatt, SBD, or any mediator to any third party without the written consent of SBD’s President and Chief Executive Officer and Mr. Wyatt. In the event that mediation does not resolve any dispute that Mr. Wyatt has with SBD over this Agreement and Mr. Wyatt proceeds to file a complaint in court, MR. WYATT HEREBY WAIVES ANY RIGHT TO A JURY TRIAL OF THAT DISPUTE.

16. Governing Law. This Agreement shall be governed by the substantive laws of the State of Connecticut without regard to its or any other state’s conflict of law rules.

17. Entire Agreement. This Agreement, the Restrictive Covenant Agreement, the MICP, the SBD Employee Stock Purchase Plan, the LTIP, and the SBD Stock Options, RSUs, and Performance Share Units grant awards to Mr. Wyatt constitute the entire agreement and understanding of Mr. Wyatt and SBD with regard to the matters described herein, and supersede any and all prior and/or contemporaneous agreements and understandings, oral or written, between Mr. Wyatt and SBD.

18. Review and Revocation Right. Mr. Wyatt acknowledges that he (i) has had sufficient time to review the terms and effect of this Agreement (including Appendix A), (ii) understands the terms and effect of this Agreement, (iii) may take up to twenty-one days to decide whether to sign this Agreement, (iv) has been advised to consult with an attorney prior to signing this Agreement, and (v) knowingly and voluntarily signs this Agreement intending to be bound by its terms. Mr. Wyatt understands that he may revoke his signature on this Agreement within seven days after the date that he signs it upon giving written notice to SBD’s Senior Vice President, General Counsel, and Secretary. If he does not revoke this Agreement within that seven day period, Mr. Wyatt acknowledges and agrees that this Agreement will become effective on the eighth day after the date that he signs it and Mr. Wyatt shall have no further right to revoke this Agreement.

19. Counterparts. This Agreement may be signed in counterparts, each of which taken together shall constitute one and the same instrument. Facsimile or electronic transmission of a signed counterpart of this Agreement shall be deemed to constitute due and sufficient delivery of such counterpart, and such signatures shall be deemed original signatures for purposes of enforcement and construction of this Agreement.

MR. WYATT AND SBD EACH EXPRESSLY AFFIRM THAT EACH HAS READ THIS AGREEMENT, EACH UNDERSTANDS ITS TERMS, AND EACH INTENDS TO BE BOUND THEREBY.

JOHN WYATT	STANLEY BLACK & DECKER, INC.

/s/ John Wyatt	By:	/s/ Deborah Wintner
Deborah Wintner
	Title:	SVP, HR Operations and CHRO Tools & Outdoor

09-Oct-2023
Dated:		Dated: October 9, 2023

APPENDIX A

REAFFIRMATION OF RELEASE OF CLAIMS

I, John Wyatt, reassert and reaffirm the terms of the Release set forth in Paragraph 12 of the foregoing Employment Agreement (“Agreement”) as to all claims, whether known or unknown, that have arisen or could have arisen between the time that I signed the Agreement until the date set forth below that I signed this Appendix A. I understand that I may revoke my signature on this Appendix A within seven days after the date that I sign this Appendix A upon giving written notice to SBD’s Senior Vice President, Chief Human Resources Officer. I further understand that if I do not revoke my signature on this Appendix A within that seven day period, this Appendix A will become effective on the eighth day after the date that I sign this Appendix A and I shall have no further right to revoke my signature below.

Dated:       , 2024

[The date set forth above must be no earlier than January 1, 2024 and no later than January 31, 2024]

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